Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated March 18, 2011 with respect to the consolidated financial statements and schedule included in the Annual Report of Famous Dave’s of America, Inc. and subsidiaries on Form 10-K for the year ended January 2, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Famous Dave’s of America, Inc. on Forms S-3 (File No. 333-86358 effective April 22, 2002, No. 333-48492 effective November 3, 2000, No. 333-95311 effective March 23, 2000, No. 333-54562 effective February 2, 2001, No. 333-65428 effective July 24, 2001, and No. 333-73504 effective November 21, 2001) and Forms S-8 (File No. 333-88928 effective May 23, 2002, No. 333-88930 effective May 23, 2002, No. 333-88932 effective May 23, 2002, No. 333-16299 effective November 18, 1996, No. 333-49939 effective April 10, 1998, No. 333-124985 effective May 17, 2005 and No. 333-49965 effective April 10, 1998).
/s/ Grant Thornton LLP
Minneapolis, Minnesota
March 18, 2011